Exhibit 99.(a)(6)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley California Tax-Free Income Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Shares of the Trust duly adopted by the Trustees of the Trust on March 26, 2008 as provided in Section 6.9(g) of the Declaration of Trust of the Trust, said Instrument to take effect on March 31, 2008 and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

Dated this 26th day of March, 2008

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	March 26, 2008
To be Effective:	March 31, 2008

TO

MORGAN STANLEY CALIFORNIA TAX-FREE INCOME FUND

DECLARATION OF TRUST

DATED

April 9, 1984

MORGAN STANLEY CALIFORNIA TAX-FREE INCOME FUND

INSTRUMENT ESTABLISHING AND DESIGNATING

CLASSES OF SHARES

WHEREAS, Morgan Stanley California Tax-Free Income Fund (the “Trust”) was established by the Declaration of Trust dated April 9, 1984, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(g) of the Declaration provides that the establishment and designation of any class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration;

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Class D Shares of the Trust as the Class I Shares, such changes to be effective on March 31, 2008;

NOW, THEREFORE, BE IT RESOLVED:

1.  Pursuant to Section 6.9(g) of the Declaration, the Class D Shares of the Trust are hereby redesignated as “Class I Shares,” the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class being otherwise unchanged.

2.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of March 2008.

[SIGNED IN COUNTERPART]

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael Bozic, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick Group, Inc. 888 16th Street, N.W., Suite 740 Washington, D.C. 20006

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two Jersey City, NJ 07311	Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC PMB754 23852 Pacific Coast Highway Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael E. Nugent, as Trustee, and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Fergus Reid, as Trustee, and not individually c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY 12564

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On this 26th day of March 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/Indira Alli
Notary Public
INDIRA ALLI
Notary Public State of New York
No. 01AL6122206
Qualified in Queens County
Commission Expires February 7, 2009

My Commission expires: FEBRUARY 7, 2009